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                                                                   EXHIBIT 10.37
                                                                  EXECUTION COPY



                  SIXTH AMENDMENT dated as of May 15, 1997 (the "Agreement") among SMITH TECHNOLOGY CORPORATION (formerly known as Smith Environmental Technologies Corporation), BCM ENGINEERS INC., a Pennsylvania corporation, BCM ENGINEERS INC., an Alabama corporation, RIEDEL ENVIRONMENTAL SERVICES INC., each of the Lenders which are parties to the Loan Agreement, as hereinafter defined, and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), as Agent for the Lenders. This Agreement is entered into in connection with a certain Loan and Security Agreement dated as of October 18, 1995 (as amended through the date hereof, the "Loan Agreement") among the parties to this Agreement. Terms which are capitalized herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

                  WHEREAS, the Lenders, the Agent and the Borrowers entered into the Fifth Amendment, Waiver and Consent to the Loan Agreement, dated as of April 21, 1997 (the "Fifth Amendment"), pursuant to which, among other things, the financial covenants contained in the Loan Agreement were revised; and

                  WHEREAS, the Borrowers have requested the Agent and the Lenders to consider making additional modifications to certain of such financial covenants and modifying certain events of default under the Fifth Amendment and the Agent and the Lenders have so agreed, upon the terms and subject to the conditions contained in this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. AMENDMENT TO LOAN AGREEMENT. The Loan Agreement is hereby amended by deleting clause (i) of paragraph 14(o) in its entirety and by substituting the following in lieu thereof:

                                    "(i) Consolidated Net Income or Loss. Smith
                  Technology and its Subsidiaries, on a consolidated basis, shall not have, as of the end of (A)(1) the fiscal quarter ending in December 1996, a Net Loss of greater than $800,000,
                  (2) the fiscal quarter ending in March, 1997, a Net Loss of greater than $2,100,000, (3) the fiscal quarter ending in June, 1997, a Net Loss of greater than $1,000,000 and (4) the fiscal quarter ending in September, 1997, a Net Loss of greater than $500,000 and (B) the fiscal month of October, 1997 and each fiscal month thereafter, a Net Loss of greater than $100,000, provided, however, that solely for purposes of determining compliance with this covenant only, the calculation of the Net Loss of Smith Technology and its Subsidiaries, on a consolidated basis, as of the end of any period of determination, shall
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                  exclude the aggregate amount of ESOP Dividends paid in
                  accordance with Section 14(1) during such period;"

SECTION 2. AMENDMENT TO FIFTH AMENDMENT. The Fifth Amendment is hereby amended by deleting clauses (iv) and (v) of Section 8(a) thereof in their entirety, and by substituting the following in lieu thereof:

                           "(iv) The Lenders shall have failed to receive on or
                  before June 15, 1997 the financial statements of Smith Technology and its Subsidiaries, on a consolidated basis, for the fiscal year ending September 30, 1996, certified without qualification;

                           (v) The Lenders shall have failed to receive on or
                  before June 15, 1997 detachable warrants, in form and substance, and containing such terms and conditions, satisfactory to them, to acquire on a pro rata basis, at a nominal exercise price, that number of shares of the common voting stock of Smith Technology equal to 7.5%, on a fully diluted basis, of such stock; or"

SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders and the Agent to enter into this Agreement, Smith Technology and each other Borrower makes the following representations and warranties in favor of each of the Lenders and the Agent (which representations and warranties shall survive the execution and delivery of this Agreement) as of the date hereof.

                  (a) Smith Technology and each other Borrower has the corporate power, authority and legal right to execute, deliver and perform this Agreement, and the instruments, agreements, documents and transactions contemplated hereby, and has taken all actions necessary to authorize the execution, delivery and performance of this Agreement, and the instruments, agreements, documents and transactions contemplated hereby.

                  (b) No consent of any Person (including, without limitation, shareholders or creditors of Smith Technology, as the case may be) other than the Lenders, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, and the instruments, agreements, documents and transactions contemplated hereby.

                  (c) This Agreement has been duly executed and delivered on behalf of Smith Technology and each other Borrower by its duly authorized officer, and constitutes the legal, valid and binding obligation of Smith Technology and each such Borrower, enforceable in accordance with its terms.

                  (d) Except for the failure of the Borrowers to (i) pay their trade accounts payable and subcontractors when due, (ii) make timely payment of their rental obligations under



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lease agreements and (iii) make timely payment of their obligations under the
Gould Settlement Agreement, the Winstead Settlement Agreement and the Mutual Pharmaceutical Settlement Agreement, neither Smith Technology nor any other Borrower is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof will (i) violate any law or regulation, (ii) result in or cause a violation by Smith Technology or by any other Borrower of any order or decree of any court or government instrumentality, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Smith Technology or any other Borrower is a party or by which it may be bound, (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of Smith Technology or of any other Borrower, except in favor of the Agent for the benefit of the Lenders, to secure the Liabilities, or (v) violate any provision of the Articles or Certificate of Incorporation, By-Laws or any capital stock provisions of Smith Technology or of any other Borrower.

                  (e) No Default or Event of Default has occurred and is continuing.

                  (f) Since the date of the Agent's receipt of Smith Technology's consolidated financial statements for the period ended March 31, 1997, no change or event has occurred which has had or is reasonably likely to have a Material Adverse Effect.

                  (g) The recitals contained in this Agreement are true and correct in all respects.

SECTION 4.        GENERAL PROVISIONS.

                  (a) Except as expressly amended on the terms set forth in this Agreement, the Loan Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

                  (b) All references in the Other Agreements to the Loan Agreement shall mean the Loan Agreement as waived and amended as of the effective date hereof, as amended hereby and as hereafter amended, supplemented or modified from time to time. From and after the date hereof, all references in the Loan Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Loan Agreement as waived and amended by this Agreement.

                  (c) This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

                  (d) This Agreement shall be governed and controlled by the laws of the State of New York without reference to its choice of law principles.




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                  (e) This Agreement shall not be effective unless and until the
Agent and each of the Lenders shall have received a fully executed counterpart or original hereof.


                            (Signature Page Follows)



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                  IN WITNESS WHEREOF, each of the Borrowers, BCM-Alabama, the
Lenders and the Agent have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.



SMITH TECHNOLOGY CORPORATION,                      RIEDEL ENVIRONMENTAL SERVICES
INC., formerly known as
Smith Environmental
Technologies Corporation                           By:  /s/ William T. Campbell
                                                       -------------------------------
                                                       (Title) Vice President


By:  /s/ Thomas F. Herlihy
    -------------------------------
    (Title) President


BCM ENGINEERS INC.,                                THE CHASE MANHATTAN BANK, as a
a Pennsylvania corporation                         Lender and as Agent, formerly
                                                   known as Chemical Bank


By: /s/ William T. Campbell                        By: /s/ E. J. Hess
   --------------------------------                   ---------------------------------
    (Title) Vice President                                  (Title) V.P.


BCM ENGINEERS INC.,                                BTM CAPITAL CORPORATION,
an Alabama corporation                             formerly known as
                                                   BOT Financial Corporation


By: /s/ William T. Campbell                        By:  /s/ William R. Zork, Jr.
   --------------------------------                   ---------------------------------
    (Title)  V.P.                                         (Title) Sr. V.P.




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